QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

November 9, 2009

Helicos BioSciences Corporation
One Kendall Square
Building 700
Cambridge, Massachusetts 02139

Re: Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to $50,000,000 of any combination of (i) common stock, par value $0.001 per share (the "Common Stock"), of Helicos BioSciences Corporation, a Delaware corporation (the "Company"), and (ii) warrants to purchase Common Stock (the "Warrants"). The Common Stock and Warrants are sometimes referred to collectively herein as the "Securities." Securities may be issued in an unspecified number. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

        We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

        The opinions expressed below are limited to the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

        For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) the Company continues to be validly existing as a corporation, (ii) all required authorizations and approvals have been received from, and all notices given to and documents filed with, governmental authorities and regulatory bodies to the extent required by applicable law, and (iii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of such stock committed to be issued upon the exercise, exchange, conversion or settlement, as the case may be, of any security then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company's Fourth Amended and Restated Certificate of Incorporation, as amended and then in effect (the "Charter").

        For purposes of the opinions expressed below, we refer to the following as the "Future Authorization and Issuance" of Securities:

  •
  With respect to any of the Securities, all such Securities (a) have been duly authorized, (b) the issuance of such Securities shall have been approved by all necessary corporate action, and (c) such Securities shall have been issued in accordance with the terms by which their issuance was approved, including the receipt by the Company of the consideration called for by such terms, which consideration was not less than the par value of such shares in the case of Common Stock; and

  •
  In addition, with respect to Warrants, (a) the authorization by the Board and the execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued and (b) the establishment of the terms of such Securities, and the execution, issuance and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law.

        Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

  1.
  Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

  2.
  Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and legally binding obligations of the Company.

        The opinions expressed above, as they relate to the Warrants, are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

        This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May 1998).

        We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

QuickLinks

  Exhibit 5.1